UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2003

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1900 (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On October 23, 2003, the Company issued the following press release:

Tidewater Reports Second Quarter Results For Fiscal 2004

NEW ORLEANS, October 23, 2003 — Tidewater Inc. (NYSE:TDW) announced today second quarter net earnings for the period ended September 30, 2003, of $12.3 million, or $.22 per share, on revenues of $164.2 million. For the same quarter last year, net earnings were $23.4 million, or $.41 per share, on revenues of $158.6 million. Net earnings in the immediately preceding quarter ended June 30, 2003, were $18 million, or $.32 per share, on revenues of $164.8 million.

As previously announced, Tidewater will hold a conference call to discuss September quarter earnings on Thursday, October 23, at 10:00 a.m. CDST promptly following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater Inc.” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDST on October 23, 2003, and will continue until 11:59 p.m. CDST on October 24, 2003. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 3122162.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. Website, www.tdw.com, and at the CCBN Website, www.streetevents.com. The online replay will be available until November 23, 2003.

Tidewater Inc. owns and operates over 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

Contact: Keith Lousteau (504) 568-1010

Financial information is displayed on the next page.

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TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Quarter Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Vessel revenues	$159,052	155,952	319,388	312,716
Other marine revenues	5,167	2,601	9,641	6,147

	164,219	158,553	329,029	318,863

Costs and expenses:
Vessel operating costs	103,862	90,279	202,179	181,209
Costs of other marine revenues	4,273	1,541	7,453	3,546
Depreciation and amortization	24,371	20,297	48,492	40,217
General and administrative	17,237	16,168	33,506	31,777

	149,743	128,285	291,630	256,749

	14,476	30,268	37,399	62,114
Other income (expenses):
Foreign exchange loss	(55)	(1,016)	(543)	(1,868)
Gain on sales of assets	2,304	3,330	4,590	4,887
Equity in net earnings of unconsolidated companies	1,631	1,723	3,424	2,950
Minority interests	(34)	(14)	(91)	(47)
Interest and miscellaneous income	972	413	1,686	931
Interest and other debt costs	(1,004)	(95)	(1,244)	(220)

	3,814	4,341	7,822	6,633

Earnings before income taxes	18,290	34,609	45,221	68,747
Income taxes	6,036	11,248	14,923	22,343

Net earnings	$12,254	23,361	30,298	46,404

Earnings per common share	$.22	.41	.54	.82

Diluted earnings per common share	$.22	.41	.53	.82

Weighted average common shares outstanding	56,640,767	56,396,271	56,631,518	56,327,624
Incremental common shares from stock options	82,030	101,259	113,544	251,870

Adjusted weighted average common shares	56,722,797	56,497,530	56,745,062	56,579,494

Cash dividends declared per common share	$.15	.15	.30	.30

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Cliffe F. Laborde

Cliffe F. Laborde Executive Vice President, General Counsel and Secretary

Date: October 23, 2003

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